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                                                                    EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Dynamex Inc.
Dallas, TX



We hereby consent to the incorporation by reference in the Registration Statement No. 333-19773 on Form S-8 of our report dated October 26, 2001,except for note 6 which is as of November 9, 2001, relating to the consolidated financial statements of Dynamex Inc. appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 2001.




/s/ BDO Seidman, LLP
--------------------
    BDO Seidman, LLP


Dallas, Texas
November 13, 2001